EXHIBIT 99

                                 DIME COMMUNITY
                                 --------------
                                BANCSHARES, INC.


                                  NEWS RELEASE

        DIME COMMUNITY BANCSHARES, INC. REPORTS RECORD QUARTERLY EARNINGS
        -----------------------------------------------------------------

PER SHARE EARNINGS UP 52% FROM PREVIOUS YEAR. RECORD LOAN ORIGINATIONS CONTINUE.

Brooklyn, New York, October 20, 1998. Dime Community Bancshares, Inc. (the "Company") (Nasdaq:DCOM), the holding company for The Dime Savings Bank of Williamsburgh (the "Bank"), today announced diluted earnings per common share of $0.35 for the first fiscal quarter ended September 30, 1998, a 52% increase from diluted earnings per common share of $0.23 for the quarter ended September 30, 1997. Net income for the quarter ended September 30, 1998, increased 40% to $4.0 million from $2.8 million for last year's first fiscal quarter. The Company's fiscal year ends on June 30th.

CASH EARNINGS
The Company also reported diluted cash earnings per common share of $0.47 for the first fiscal quarter ended September 30, 1998, a 34% increase from diluted cash earnings per common share of $0.35 for the first fiscal quarter of 1998. Net income on a cash basis added to tangible equity for the first fiscal quarter ended September 30, 1998, equaled $5.4 million, 34% higher than reported net income of $4.0 million.

Commenting on the Company's performance, Mr. Vincent F. Palagiano, Chairman and Chief Executive Officer, said, "The Company has again reported substantial earnings growth, as shown in this quarter's financial performance. Loan demand also remained strong during the quarter. Although there has been much volatility in the equity markets recently, the Company's operating results continue to show steady improvement." Mr. Palagiano went on to note, "The Company announced its fourth stock repurchase program earlier in the quarter, further indicating the high degree of confidence we have in our Company. Furthermore, the Company recently announced the fifth consecutive increase in its cash dividend to $0.12 per share. I am also pleased to report that the pending acquisition of Financial Bancorp, Inc. is proceeding on schedule and is still expected to close in the first quarter of calendar 1999. We look forward to continuing to position our Company to capitalize on opportunities in the future."

RECORD MULTI-FAMILY LOAN ORIGINATIONS
The Company again reported record loan originations of $126.0 million (of which $122.1 million were multi-family and non-residential loans) for the quarter ended September 30, 1998, a 66% increase from loan originations of $76.1 million for the first fiscal quarter of last year.

STOCK REPURCHASE AND DIVIDEND ACTIVITIES
During the quarter ended September 30, 1998, the Company repurchased 462,505 shares of its common stock into treasury at an aggregate cost of $10.3 million. As of September 30, 1998, the Company had both Board and regulatory approval to repurchase up to 485,190 additional shares of its common stock under an existing stock repurchase program.

As noted above, on October 8, 1998, the Company's Board of Directors declared a cash dividend of $0.12 per share of common stock. This dividend, which will be paid on November 5, 1998, to all shareholders of record as of October 23, 1998, represents the Company's fifth consecutive cash dividend increase.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 1998
Due primarily to the steady growth in the loan portfolio, net interest income for the quarter ended September 30, 1998, is up $574,000, or 5%, from the first fiscal quarter of the prior year. This growth has been achieved despite the flat yield curve environment and increased competition for multi-family loans, which has resulted in a lower average interest rate on loan originations from the previous year. Net interest income has also benefited from the increased portfolio of mortgage-backed securities.

For the quarter ended September 30, 1998, the provision for loan losses was $60,000, compared to $525,000 in the previous year. The reduction in the provision level reflects the significant improvement in credit quality of the Company's loan portfolio, evidenced by non-performing loans having dropped over 52% to $1.2 million at September 30, 1998, from $2.5 million at September 30, 1997. Despite periodic additions to the allowance for loan losses, the allowance at September 30, 1998, represents 1.17% of total loans as compared to 1.39% a year ago, due to the net increases in the loan portfolio. However, as a percentage of non-performing loans (which have declined in volume since last year), the allowance has increased to 997% at September 30, 1998, from 446% at September 30, 1997.

Non-interest income increased $273,000 to $1.3 million during the quarter ended September 30, 1998 from $981,000 during the comparable quarter of the prior year, due primarily to increased gains on sales and redemptions of securities and other assets (primarily other real estate owned) of $229,000. Service charges and other fees declined $91,000, due primarily to a decline in expired loan commitment fees, which totaled $161,000 during the quarter ended September 30, 1997, but were minimal during the past quarter. Offsetting this decline, were increases of $54,000 in service fees and customer charges related to deposit accounts. Prepayment penalty fees, which totaled $71,000 during the most recent quarter, approximated their average level for the Company's past eight fiscal quarters.

Non-interest expenses, which were $6.7 million during the quarter ended September 30, 1998 remained relatively constant compared to the first fiscal quarter of 1998, as increased compensation expense was offset by reduced occupancy and equipment expense. During the quarter ended September 30, 1998, the Company received refunds of $144,000 related to real estate taxes on branch properties. These non-recurring refunds were recorded as a reduction of occupancy and equipment expense. In addition, during the quarter ended September 30, 1998, the Company began to fully realize cost savings associated with the sale of its Roslyn premise in May, 1998. Both of these items contributed to the reduction in occupancy and equipment expense of $182,000 compared to the prior year.

Non-interest expense, excluding non-cash charges related to goodwill amortization and the stock benefit plans, as a percentage of average assets was 1.2% for the current quarter, versus 1.5% a year earlier. The Company's efficiency ratio, also excluding non-cash charges, was 36.5% on an annualized basis, during the quarter ended September 30, 1998, compared to 38.1% for the quarter ended September 30, 1997.

FINANCIAL CONDITION AS OF SEPTEMBER 30, 1998
Assets grew by $119.7 million during the quarter ended September 30, 1998. Total assets for the Company exceeded $1.7 billion at September 30, 1998. This growth occurred primarily in two categories: real estate loans and mortgage-backed securities. The mortgage-backed securities are relatively short-term and, in part, are purchased to temporarily utilize the Company's excess capital to enhance earnings per share.

During the quarter ended September 30, 1998, the Bank experienced a net decrease in deposit balances of $13.2 million, of which $6.1 million were higher cost certificates of deposit. In order to replace deposits and to fund asset growth, the Bank increased its level of borrowed funds at comparatively lower rates and longer terms to maturity than retail deposits. Total borrowings increased by $113.8 million during the quarter.

Tangible stockholders' equity decreased $6.8 million, or 4%, to $152.8 million at September 30, 1998 from $159.6 million at June 30, 1998. Transactions contributing to the decrease include: common stock repurchases (treasury stock and stock acquired by employee benefit plans) with an aggregate cost of $10.7 million, and cash dividends paid in the amount of $1.1 million, offset by an addition of $5.4 million of cash earnings. At September 30, 1998, the Company had a tangible equity ratio of 8.90% as compared to 9.99% at June 30, 1998.

At September 30, 1998, the Bank was in compliance with all regulatory capital requirements for tangible, core and risk-based capital ratios, with actual ratios of 7.83%, 7.83% and 15.84%, respectively.

Dime Community Bancshares, Inc., is the holding company for The Dime Savings Bank of Williamsburgh, a community-oriented financial institution providing financial services and loans for housing within its market areas. The Bank maintains its headquarters in the Williamsburgh section of the borough of Brooklyn, and thirteen additional offices in the boroughs of Brooklyn, Queens, and The Bronx, and in Nassau County. The Bank's deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation. More information on the Company and Bank can be found on the Company's Internet website at WWW.DIMEWILL.COM.

THIS EARNINGS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS CONSISTING OF ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE:
CHANGES IN GENERAL, ECONOMIC AND MARKET CONDITIONS, OR THE DEVELOPMENT OF AN INTEREST RATE ENVIRONMENT THAT ADVERSELY AFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM THE COMPANY'S OPERATIONS AND INVESTMENTS.

Contact:  Kenneth A. Ceonzo - VICE PRESIDENT AND DIRECTOR OF INVESTOR RELATIONS
(718) 782-6200 extension 279

                               {TABLES FOLLOWING}




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
                                  DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                      (In thousands except per share amounts)

                                                                                          SEPTEMBER 30,             June 30,
                                                                                        1998 (Unaudited)              1998
                                                                                     -----------------------     --------------
ASSETS:
Cash and due from banks                                                                              $13,000            $16,266
Investment securities held to maturity                                                                65,093             78,091
Investment securities available for sale                                                              93,721             85,706
Mortgage-backed securities held to maturity                                                           40,113             46,714
Mortgage-backed securities available for sale                                                        420,539            363,875
Federal funds sold                                                                                    24,732              9,329
REAL ESTATE LOANS:
   One-to-four family and cooperative apartment                                                      162,853            172,827
   Multi-family and underlying cooperative                                                           801,716            724,461
   Non-residential                                                                                    58,925             50,062
   Less:  Unearned discounts and net deferred loan fees                                               (3,492)            (3,486)
                                                                                     -----------------------     --------------
   Total real estate loans                                                                         1,020,002            943,864
                                                                                     -----------------------     --------------
   Other loans                                                                                         5,647              5,716
   Allowance for loan losses                                                                         (11,991)           (12,075)
                                                                                     -----------------------     --------------
TOTAL LOANS, NET                                                                                   1,013,658            937,505
                                                                                     -----------------------     --------------

Loans held for sale                                                                                        -                541
Premises and fixed assets                                                                             10,810             10,742
Federal Home Loan Bank of New York capital stock                                                      15,966             10,754
Other real estate owned, net                                                                             536                825
Goodwill                                                                                              23,427             24,028
Other assets                                                                                          22,062             39,550
                                                                                     -----------------------     --------------
TOTAL ASSETS                                                                                      $1,743,657         $1,623,926

                                                                                     =======================     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY:
DEPOSITS:
NOW, Super Now and Money Market                                                                      $48,526            $48,494
Savings                                                                                              335,205            340,481
Certificates of deposit                                                                              606,266            612,328
Non-interest bearing checking                                                                         35,140             37,039
                                                                                     -----------------------     --------------
TOTAL DUE TO DEPOSITORS                                                                            1,025,137          1,038,342
                                                                                     -----------------------     --------------
Escrow and other deposits                                                                             16,787             15,395
Securities sold under agreements to repurchase                                                       306,442            256,601
Federal Home Loan Bank of New York advances                                                          167,500            103,505
Other liabilities                                                                                     47,717             23,734
                                                                                     -----------------------     --------------
TOTAL LIABILITIES                                                                                  1,563,583          1,437,577
                                                                                     -----------------------     --------------
STOCKHOLDERS' EQUITY:
Commonstock ($0.01 par, 45,000,000 shares authorized, 14,551,100 issued at
      September 30, 1998 and June 30, 1998, respectively, and 11,714,008 shares and 12,176,513 shares
      outstanding at September 30, 1998 and June 30, 1998, respectively)                                 145                145
Additional paid-in capital                                                                           143,676            143,322
Retained earnings                                                                                    108,015            105,158
Unallocated common stock of Employee Stock Ownership Plan                                             (8,884)            (9,175)
Unearned common stock of Recognition and Retention Plan                                               (7,149)            (6,963)
Common stock purchased by the Benefit Maintenance Plan                                                  (831)              (431)
Treasury stock (2,837,092 shares and 2,374,587 shares at
      September 30, 1998, and June 30, 1998, respectively)                                           (58,778)           (48,470)
Unrealized gain on securities available for sale, net                                                  3,880              2,763
                                                                                     -----------------------     --------------
TOTAL STOCKHOLDERS' EQUITY                                                                           180,074            186,349
                                                                                     -----------------------     --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                        $1,743,657         $1,623,926
                                                                                     =======================     ==============

                                  DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                      (In thousands except per share amounts)

                                                                                         FOR THE THREE MONTHS ENDED
                                                                                         SEPTEMBER 30

                                                                                     1998                  1997
                                                                              -------------------  --------------------
INTEREST INCOME:
     Loans Secured By Real Estate                                                         $19,929               $16,269
     Other Loans                                                                              127                   129
     Investment Securities                                                                  2,399                 2,684
     Mortgage-backed Securities                                                             6,852                 5,193
     Federal Funds Sold                                                                       276                   453
                                                                              -------------------  --------------------
          TOTAL INTEREST  INCOME                                                           29,583                24,728
                                                                              -------------------  --------------------
INTEREST EXPENSE:
     Deposits  And Escrow                                                                  10,880                10,332
     Borrowed Funds                                                                         6,103                 2,370
                                                                              -------------------  --------------------
         TOTAL INTEREST EXPENSE                                                            16,983                12,702
                                                                              -------------------  --------------------
              NET INTEREST INCOME                                                          12,600                12,026
PROVISION FOR LOAN LOSSES                                                                      60                   525
                                                                              -------------------  --------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                        12,540                11,501
                                                                              -------------------  --------------------

NON-INTEREST INCOME:
     Service Charges And Other Fees                                                           543                   634
     Net Gain On Sales And Redemptions Of Assets                                              262                    33
     Other                                                                                    449                   314
                                                                              -------------------  --------------------
          TOTAL NON-INTEREST INCOME                                                         1,254                   981
                                                                              -------------------  --------------------
NON-INTEREST EXPENSE:
     Compensation And Benefits                                                              3,927                 3,793
     Occupancy And Equipment                                                                  560                   742
     Goodwill Amortization                                                                    601                   601
     Other                                                                                  1,604                 1,610
                                                                              -------------------  --------------------
          TOTAL NON-INTEREST EXPENSE                                                        6,692                 6,746
                                                                              -------------------  --------------------

          INCOME BEFORE TAXES                                                               7,102                 5,736
INCOME TAX EXPENSE:                                                                         3,119                 2,898
                                                                              -------------------  --------------------

NET INCOME                                                                                $ 3,983               $ 2,838
                                                                              ===================  ====================

EARNINGS PER SHARE:
  BASIC                                                                                     $0.38                 $0.25
                                                                              ===================  ====================
  DILUTED                                                                                   $0.35                 $0.23
                                                                              ===================  ====================
  DILUTED CASH BASIS                                                                        $0.47                 $0.35
                                                                              ===================  ====================
AVERAGE COMMON SHARES OUTSTANDING FOR DILUTED EPS                                      11,461,825            12,247,308

                                  DIME COMMUNITY BANCSHARES,  INC. AND SUBSIDIARY
                                     SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
                                      (In thousands except per share amounts)

                                                                                FOR THE THREE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                             --------------------------------------
                                                                                  1998                 1997
                                                                             ---------------    -------------------
PERFORMANCE AND OTHER SELECTED RATIOS:
Reported Return On Average Assets                                                      0.96%                  0.84%
Reported Return On Average Stockholders' Equity                                        8.74%                  6.07%
Reported Return On Average Tangible Stockholders' Equity                              10.26%                  7.07%
Average Interest Rate Spread                                                           2.66%                  3.20%
Net Interest Margin                                                                    3.15%                  3.76%
Non-interest Expense To Average Assets (1)                                             1.47%                  1.83%
Efficiency Ratio (1)                                                                  44.81%                 47.36%
Effective Tax Rate                                                                    43.92%                 50.52%
Tangible Equity To Total Tangible Assets                                               8.90%                 11.65%
Loans/earning Assets                                                                  60.84%                 60.47%
Loans/deposits                                                                       100.05%                 80.26%

CASH EARNINGS DATA:
Cash Earnings                                                                         $5,357                 $4,241
Cash Return On Average Assets                                                          1.29%                  1.26%
Cash Return On Average Tangible Equity                                                13.80%                 10.57%
Cash Non-interest Expense To Average Assets (2)                                        1.20%                  1.47%
Cash Efficiency Ratio (2)                                                             36.49%                 38.07%

PER SHARE DATA:
Reported Eps (Diluted)                                                                 $0.35                  $0.23
Cash Eps (Diluted)                                                                      0.47                   0.35
Stated Book Value                                                                      15.37                  14.81
Tangible Book Value                                                                    13.04                  12.52

BALANCE SHEET AVERAGES:
Average Loans                                                                       $989,415               $778,331
Average Assets                                                                     1,656,446              1,344,122
Average Earning Assets                                                             1,589,245              1,278,639
Average Deposits                                                                   1,030,360                978,367
Average Equity                                                                       182,272                186,945
Average Tangible Equity                                                              155,236                160,528

ASSET QUALITY SUMMARY:
Net Charge-offs                                                                         $144                   $101
Nonperforming Loans                                                                    1,225                  2,501
Nonperforming Assets/Total Assets                                                      0.10%                  0.26%
Allowance For Loan Loss/Total Loans                                                    1.17%                  1.39%
Allowance For Loan Loss/Nonperforming Loans                                          978.86%                445.82%

(1) IN CALCULATING THESE RATIOS, NON-INTEREST EXPENSE EXCLUDES GOODWILL AMORTIZATION. THE ACTUAL EFFICIENCY RATIO AND RATIO OF NON-INTEREST EXPENSE TO AVERAGE ASSETS WERE 49.23% AND 1.62%, RESPECTIVELY, FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998, 52.00% AND 2.01%, RESPECTIVELY, FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997.
(2) IN CALCULATING THESE RATIOS, NON-INTEREST EXPENSE EXCLUDES NON-CASH EXPENSES RELATED TO GOODWILL AMORTIZATION AND AMORTIZATION COSTS RELATED TO STOCK BENEFIT PLANS.